As filed with the U.S. Securities and Exchange Commission on March 27, 2024.

Registration No. 333-275197

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1

AMENDMENT NO.5

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RAYTECH HOLDING LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	3630	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 609, 6/F, Nan Fung Commercial Centre,

No.19 Lam Lok Street, Kowloon Bay, Hong Kong

Tel: +852 2117 0236

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, Delaware 19711

Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Arila Er Zhou, Esq. Anna Jinhua Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017 Tel: (212) 451-2908	Joan Wu, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: (212) 530-2208

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Raytech Holding Limited is filing this Amendment No. 5 (“Amendment No. 5”) to the Registration Statement on Form F-1 (Registration No. 333-275197), originally filed on October 27, 2023 (the “Registration Statement”), as an exhibit-only filing. Accordingly, this Amendment No. 5 consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibits being filed with this Amendment No. 5. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Raytech Holding’s amended and restated memorandum and articles of association, which became effective on May 10, 2023, empowers Raytech Holding to indemnify Raytech Holding’s directors and officers against certain liabilities they incur by reason of their being a director or officer of Raytech Holding.

Raytech Holding has also entered into indemnification agreements with each of Raytech Holding’s directors and executive officers in connection with this offering, the form of which is filed as Exhibit 10.2 to this registration statement. Under these agreements, Raytech Holding has agreed to indemnify Raytech Holding’s directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of Raytech Holding.

The underwriting agreement in connection with this offering also provides for indemnification of Raytech Holding and Raytech Holding’s officers, directors or persons controlling Raytech Holding for certain liabilities.

Raytech Holding intends to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of Raytech Holding arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

In the past three years, we have issued the following securities (including options to acquire our ordinary shares) that were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration Paid

Tim Hoi Ching (1)	July 24, 2022	90	US$90.00
Top Virtue International Limited	July 24, 2022	3	US$3.00
Market Tycoon Investments Limited	July 24, 2022	3	US$3.00
Value Classic Global Limited	July 24, 2022	4	US$4.00
Tim Hoi Ching	May 10, 2023	12,800,000	N/A (shares split on May 10, 2023: shares subdivided from 1 share to 160,000 shares(s), by amending the par value from US$1.00 to US$0.00000625)
Top Virtue International Limited	May 10, 2023	480,000	N/A (shares split on May 10, 2023: shares subdivided from 1 share to 160,000 shares(s), by amending the par value from US$1.00 to US$0.00000625)
Market Tycoon Investments Limited (2)	May 10, 2023	480,000	N/A (shares split on May 10, 2023: shares subdivided from 1 share to 160,000 shares(s), by amending the par value from US$1.00 to US$0.00000625)
Value Classic Global Limited (3)	May 10, 2023	640,000	N/A (shares split on May 10, 2023: shares subdivided from 1 share to 160,000 shares(s), by amending the par value from US$1.00 to US$0.00000625)
APTC Holdings Limited (1)(4)	May 10, 2023	800,000	N/A (shares split on May 10, 2023: shares subdivided from 1 share to 160,000 shares(s), by amending the par value from US$1.00 to US$0.00000625)
Chun Yin Ling (1)	May 10, 2023	800,000	N/A (shares split on May 10, 2023: shares subdivided from 1 share to 160,000 shares(s), by amending the par value from US$1.00 to US$0.00000625)

(1)	On September 8, 2022, Mr. Tim Hoi Ching transferred to each of APTC Holdings Limited and Chun Yin Ling 5 ordinary shares.

(2)	On August 30, 2023, Market Tycoon Investments Limited transferred 480,000 Ordinary Shares to Mr. WONG TAI CHI. On October 11, 2023, Mr. WONG TAI CHI transferred 480,000 Ordinary Shares to Value Crystal Investment Limited.

(3)	On October 11, 2023, Value Classic Global Limited transferred 640,000 Ordinary Shares to Crystal Charm Investments Limited.

(4)	On August 30, 2023, APTC Holdings Limited transferred 800,000 Ordinary Shares to Ms. LOOK Wai Yi. On October 11, 2023, Ms. LOOK Wai Yi transferred 800,000 Ordinary Shares to Ace Challenger Limited.

Item 8. Exhibits and Financial Statement Schedules

Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-2 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1+	Underwriting Agreement
3.1+	Amended and Restated Memorandum and Articles of Association
4.1+	Specimen Certificate for Ordinary Shares
5.1+	Opinion of Forbes Hare regarding the validity of the Ordinary Shares being registered
8.1+	Opinion of Forbes Hare as to BVI tax matters (included in Exhibit 5.1)
10.1+	Form of Employment Agreement
10.2+	Form of Indemnification Agreement with the Registrant’s directors and officers
10.3+	Form of Sales and Purchase Agreement with Koizumi Seiki Corp., dated July 1, 2014
10.4+	English Translation of Purchase Collaboration Agreement with Zhongshan Raytech Electrical Appliances Manufacturing Co., Ltd., dated Jan 1, 2021
10.5+	English Translation of Purchase Collaboration Agreement with Zhongshan Leimi Electrical Appliances Company Limited, dated January 1, 2021
10.6+	English Translation of Lease Agreement with Raytech Holdings Company Limited, dated April 1, 2022
10.7+	English Translation of Lease Agreement with Wong Yuk Lin, dated April 1, 2023 (including the master Lease Agreement between Raytech Holdings Company Limited and Wong Yuk Lin)
14.1+	Code of Business Conduct and Ethics of the Registrant
15.1++	Letter in lieu of Consent for Review Report
19.1+	Insider Trading Policy of the Registrant
21.1+	List of Subsidiary
23.1++	Consent of WWC, P.C., Independent Registered Public Accounting Firm
23.2+	Consent of Forbes Hare (included in Exhibit 5.1)
23.3+	Consent of Han Kun Law Offices LLP (included in Exhibit 99.5)
23.4+	Consent of Han Kun Law Offices (included in Exhibit 99.6)
24.1+	Power of Attorney
99.1+	Consent of Chun Yin Ling to be named as a director nominee
99.2+	Consent of Wing Hei Yiu to be named as a director nominee
99.3+	Consent of Pak Kin Charlies Fok to be named as a director nominee
99.4+	Consent of Wan Venus Li to be named as a director nominee
99.5+	Opinion of Han Kun Law Offices LLP regarding certain Hong Kong Legal Matters
99.6+	Opinion of Han Kun Law Offices regarding certain Legal Matters of Mainland China
99.7+	Audit Committee Charter
99.8+	Nominating and Corporate Governance Committee Charter
99.9+	Compensation Committee Charter
99.10+	Clawback Policy of the Registrant
99.11++	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107+	Filing Fee Table

+	Previously filed

++	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on the 27th of March, 2024.

Raytech Holding Limited

By:	/s/ Tim Hoi Ching
Tim Hoi Ching
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tim Hoi Ching as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his name or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Tim Hoi Ching	Chief Executive Officer, Chairman of the Board	March 27, 2024
Tim Hoi Ching	(Principal Executive Officer and in capacity of Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware, on March 27, 2024.

U.S. Authorized Representative
Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative